Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® Wins Additional Multi-Million Dollar U.S. Army Contract

$2.7 Million Award for Secure Logistics IT Solutions Builds on Prior Government Sales Successes

SAN ANTONIO, TEXAS, April 29, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced it has received another multi-million dollar order from the U.S. Army for Secure FTP Server™ and CuteFTP®. The $2.7 million order includes new product licenses as well as 36 months of associated maintenance and support services. GlobalSCAPE previously announced substantial orders from the Army in September 2005 and May 2007.

The Army has deployed GlobalSCAPE's secure file transfer solutions since 2005 as part of the Single Army Logistics Enterprise (SALE). SALE is an Army initiative focused on upgrading the information technology that tracks personnel, equipment, munitions, and other supplies throughout the worldwide logistics pipeline. The Army programs within SALE deliver a fully integrated IT environment that establishes, sustains, and generates warfighting capability, including integration with the other military branches.

"We are very pleased to continue supporting the Army in delivering the secure information exchange solutions necessary to enable their mission-critical logistics systems," stated Jim Morris, GlobalSCAPE President and CEO. "GlobalSCAPE's role in developing and sustaining market-leading solutions that deliver distinct information advantages to our government and commercial customers is something we take very seriously. This is our third substantial contract award with the Army and further validates our business strategy to pursue the difficult software certifications and validations necessary to compete successfully in the government sector and within regulated commercial industries."

This most recent Army order builds on GlobalSCAPE's previously announced Certificate of Networthiness (CoN) from the U.S. Army Network Technology Command and Federal Information Processing Standards (FIPS) 140-2 validation. The CoN, announced in November 2008, enables Army installations worldwide to install and operate Secure FTP Server FIPS version 3 and CuteFTP Pro version 8. The FIPS 140-2 validation, announced in February 2008, is required by most government departments, including the Department of Defense, to protect the integrity of files that cross their networks. Similarly, companies in the healthcare, financial and manufacturing markets are under pressure to ensure that critical information is secure in transit and at rest.

GlobalSCAPE leveraged its partnership with Carahsoft, and their GSA Schedule, to streamline the Army procurement process and obtain the contract award. "Carahsoft is a $300 million company that is on a fast growth track in developing government business," continued Morris. "We look forward to working with them as we continue to grow our government business within the Army and other national security departments, as well as within other federal agencies."

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or to business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.